SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 15, 2008

Date of Report

April 11, 2008

(Date of earliest event reported)

RNS SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2197 West 2nd Avenue, Suite 103,Vancouver, B.C. , Canada  V6K 1H7

(Address of principal executive offices, including zip code)

(604) 789-2410

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01.

On April 11, 2008, the Company’s majority shareholder, Livio Susin, entered into a certain Majority Stock Purchase Agreement (the “Majority Stock Purchase Agreement”) with certain purchasers (the “Majority Purchasers”). Pursuant to the terms of the Majority Stock Purchase Agreement, the Majority Purchasers will transfer to Mr. Susin total consideration of $[ ] to purchase an aggregate of 20,000,000 shares.

Upon closing of these transactions, a change of control of the Company will occur.  76.67% of the issued and outstanding shares of the Company will have been transferred at an average purchase price of $[ ] per share.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01

On April 11, 2007, the Company’s majority shareholder, Livio Susin, completed the transaction set forth in the Majority Stock Purchase Agreement with a certain Majority Purchaser. Pursuant to the terms of the Majority Stock Purchase Agreement, the Majority Purchaser has transferred to Mr. Susin total consideration of $[ ] to purchase an aggregate of 20,000,000 shares. A change of control of the Company has occurred.  76.67% of the issued and outstanding shares of the Company have been transferred at an average purchase price of $[ ] per share.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

5.01

Pursuant to the transactions completed by the Stock Purchase Agreement described above in Item 2.01, there has been a change in control of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Majority Stock Purchase Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2007

RNS Software, Inc.

By:	/s/ Livio Susin
Livio Susin
Director